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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4677




December 16, 1997


Bridgeport Machines, Inc.
500 Lindley Street
Bridgeport, Connecticut  06606

Ladies and Gentlemen:

We have acted as counsel to Bridgeport Machines, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about December 17, 1997, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 60,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable under the Bridgeport Machines, Inc. 1994 Non-Employee Director Stock Option Plan (Amended and Restated as of July 21, 1997) (the "Plan").

As counsel for the Company, we have examined, among other things, such federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that in our opinion, the Shares of Common Stock to be originally issued upon exercise of stock options granted or to be granted under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration of at least $0.01 per share, will be validly issued, fully paid, and nonassessable.

We hereby consent to the inclusion of this opinion as part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

We are members of the Bar of the State of New York and do not purport to be experts in the laws of jurisdictions other than the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher